UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Members of management of Kraft Foods Inc. will meet with members of Sanford C. Bernstein on May 28, 2009. During the meeting, Kraft Foods’ management is expected to reaffirm previously issued guidance for fiscal 2009 including organic net revenue growth of approximately 3 percent and diluted earnings per share of $1.88. Management will also provide data showing that, by rebuilding brand equity, Kraft Foods has been able to narrow the gap between cumulative pricing and cumulative input cost increases since 2003. The slide presentation, including Regulation G reconciliations, used in the meeting is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements regarding our 2009 guidance, in particular, that we are still targeting organic revenue growth of approximately 3 percent and that we remain confident in delivering EPS of $1.88. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, continued volatility in input costs, pricing actions, increased competition, our ability to differentiate our products from private label products, increased costs of sales, the shift in our product mix to lower margin offerings, risks from operating internationally, failure to grow in developing markets and tax law changes. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Sanford C. Bernstein Strategic Decisions Conference Slide Presentation, dated May 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: May 28, 2009	/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer